Exhibit 23.2

M&K CPAS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No. 1 to  Registration Statement on Form S-1 of our report dated March 30, 2016, of Mobivity Holdings Corp. relating to the financial statements as of December 31, 2015 and 2014.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

July15, 2016